CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


             As independent public accountants, we hereby consent to the incorporation of our reports included in this WPL Holdings, Inc. Form 10-K/A into WPL Holdings, Inc.'s previously filed Registration Statements on Form S-8 (Nos. 33-6671, 2-78551 and 33-52215) and Form S-3 (No. 33-21482).


                                           ARTHUR ANDERSEN LLP


   Milwaukee, Wisconsin
   April 29, 1996